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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 15, 2014
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On September 15, 2014, Pacific Gas and Electric Company, a subsidiary of PG&E Corporation, (“Utility”), notified the California Public Utilities Commission (“CPUC”) and the CPUC administrative law judge who is overseeing the Utility’s 2015 Gas Transmission and Storage (“GT&S”) rate case that the Utility believes that certain communications between the Utility and CPUC personnel violated the CPUC’s rules prohibiting ex parte communications.  The Utility discovered the communications as part of an internal review of communications between the Utility and the CPUC. The Utility’s review is not complete and the Utility will inform the CPUC if additional potential violations of the rules prohibiting ex parte communications are identified.

The internal review was undertaken after the City of San Bruno (“San Bruno”) filed a motion at the CPUC in late July 2014 alleging that various email communications between the Utility’s employees and CPUC personnel violated the ex parte communication rules with respect to the pending CPUC investigative enforcement proceedings against the Utility.  The Utility believes that the communications cited by San Bruno are not prohibited ex parte communications.  The CPUC has not yet addressed San Bruno’s motion and its request that the CPUC penalize the Utility.

If the CPUC determines that the Utility violated the ex parte communication rules with respect to the GT&S rate case, the Utility may be required to pay fines or implement remedial measures, which could have a material financial effect and further harm PG&E Corporation’s and the Utility’s reputation.  In addition, the resolution of the GT&S rate case could be delayed or the outcome of the case could be negatively affected.  It is also uncertain whether the ex parte communication issues will affect other ongoing legal and regulatory matters, including the enforcement actions pending against the Utility.  Further, other proceedings, investigations, or legal actions could be commenced with respect to these issues which would cause additional reputational harm and could result in the imposition of additional penalties on the Utility.  (See “Risk Factors” in PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2014.)

As described in the attached press release, the Utility has taken several steps to strengthen its regulatory compliance: three officers in the Utility’s regulatory affairs department will no longer be employed by the Utility, a new Senior Vice President of Regulatory Affairs has been appointed, a new position of Chief Regulatory Compliance Officer (who will report to the Chief Executive Officer of PG&E Corporation and to the Audit Committee of the Utility’s Board of Directors) is being created, a special counsel has been engaged to assist the Utility in developing a best-in-class regulatory compliance model, and the Utility plans to implement additional mandatory training requirements for employees who regularly interact with the CPUC.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 99	Press release dated September 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 15, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 15, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

Exhibit Index

Exhibit 99	Press release dated September 15, 2014